UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New Westfield Financial, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	73-1627673
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

141 Elm Street

Westfield, MA 01085

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box    ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box    ☐.

Securities Act registration statement file number to which this form relates: 333-137024

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

New Westfield Financial, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock of New Westfield Financial” in Registrant’s Registration Statement on Form S-1 (Registration No. 333-137024), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2006, and all amendments thereto.

Item 2.	Exhibits.

The following Exhibits are incorporated herein by reference:

2.1	Amended and Restated Plan of Conversion and Stock Issuance of Westfield Mutual Holding Company, Westfield Financial, Inc. and Westfield Bank.*

3.1	Articles of Organization of New Westfield Financial, Inc.*

3.2	Bylaws of New Westfield Financial, Inc.*

4.1	Form of Stock Certificate of New Westfield Financial, Inc.**

*	Incorporated by reference to the Registration Statement on Form S-1 of the Registrant (No. 333-137024), filed with the Commission on August 31, 2006.

**	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 of the Registrant (No. 333-137024), filed with the Commission on October 13, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

New Westfield Financial, Inc.

By:	/s/ Donald A. Williams
Donald A. Williams Chairman and Chief Executive Officer

Dated: November 8, 2006